Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933


                              SYBRON CHEMICALS INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)

               Delaware                             1-0301280
       (State of incorporation)      (I.R.S. Employer Identification No.)

           Birmingham Road, P.O. Box 66, Birmingham, New Jersey 08011
               (Address of principal executive offices) (Zip Code)

                              Sybron Chemicals Inc.
                             1992 Stock Option Plan
                             ----------------------
                            (Full title of the plan)


                              Mr. Richard M. Klein
                      President and Chief Executive Officer
                              Sybron Chemicals Inc.
                          P.O. Box 66, Birmingham Road
                          Birmingham, New Jersey 08011
                     (Name and address of agent for service)

                                 (609) 893-1100
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                              David Gitlin, Esquire
                       Wolf, Block, Schorr and Solis-Cohen
                         Twelfth Floor Packard Building
                            15th and Chestnut Streets
                             Philadelphia, PA 19102
                                 (215) 977-2284

                         CALCULATION OF REGISTRATION FEE



                                     Proposed       Proposed
    Title of                         Maximum        Maximum        Amount of
Securities to be   Amount to be   Offering Price    Aggregate    Registration
   Registered      Registered(l)   Per Share(2)   Offering Price      Fee
   ----------      -------------   ------------   --------------      ---

Common Stock,         420,000         18.50         7,770,000        2,565
$0.01 par value





--------------------------------------------------------------------------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.

(2) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, represents the average of the high and low prices for the Common Stock as quoted on the American Stock Exchange on June 18, 1997.
--------------------------------------------------------------------------------

                                     PART 11

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.
                ----------------------------------------

                The following documents filed by Sybron Chemicals Inc. (the "Registrant" or the "Company")with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

                1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

                2. The Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997.

                3. The description of the Registrant's Common Stock, $0.01 par value (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed March 25, 1992 under Section 12 of the Exchange Act including all amendments or reports filed for the purposes of updating such description.

                All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.          Description of Securities.
                 --------------------------

                 Not applicable.

Item 5.          Interests of Named Experts and Counsel.
                 ---------------------------------------

                 Not applicable.


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



Item 6.          Indemnification of Directors and Officers.
                 ------------------------------------------

                 Under Section 145 of the Delaware General Corporation Law, as amended, the Registrant has the power to indemnify directors and officers under certain prescribed circumstances (including when ordered by a court or when authorized by a majority of disinterested directors, by independent legal counsel who is properly directed to make such a determination or by stockholders) and subject to certain limitations (including, unless otherwise determined by the proper court, when such officer or director is adjudged liable to the Registrant), against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative, or investigative, to which any of them is a party by reason of his or her being a director or officer of the Registrant if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions including when such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful..

                 Pursuant to Article 10 of the Company's Certificate of Incorporation, the directors of the Company shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Delaware General Corporation Law. Further, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of Article 10 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

                 Section 7.1 of the Company's By-Laws provides indemnification to directors and officers of the Company against expenses (including attomeys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by any of them, to the fullest extent now or hereafter permitted by law, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against any of them by reason of any such person's performance as a director or officer of the Company, its parent or any of its subsidiaries, or in any other capacity on behalf of the Company, its parent or any of its subsidiaries. Section 7.1 also permits the Board of Directors by resolution adopted in each specific instance to similarly indemnify any person other than a director or officer of the Company for liabilities incurred by such person in connection with services rendered by such person for or at the request of the Company, its parent or any of its subsidiaries. The provisions of Section
7.1 are applicable to
all actions, suits or proceedings commenced after the adoption of Section 7.1, whether arising out of acts or omissions that occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director or officer of the Company or, as the case may be, its parent or subsidiaries, and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for in Section 7.1 are not to be deemed exclusive of any other rights to which any director or officer of the Company may be entitled under the By-Laws, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                 Section 7.2 of the By-Laws provides that expenses (including attomey's fees) incurred by any officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding, whether threatened, pending or completed, may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking, by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by law.

                 Section 7.3 of the By-Laws further permits the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under law.

                 The Company has purchased directors' and officers' liability insurance.


Item 7.          Exemption from Registration Claimed.
                 ------------------------------------

                 Not applicable.


Item 8.          Exhibits.
                 ---------

                 The following Exhibits are filed as part of this Registration
Statement:

          Exhibit No.
          -----------
               4 Sybron Chemicals Inc. 1992 Stock Option Plan (Incorporated by reference to Exhibit 10.5 to the Company's Form S-1 filed with the Securities and Exchange Commission on March 31, 1992).

               5         Opinion of Wolf, Block, Schorr and Solis-Cohen.

               23.1 Consent of Price Waterhouse LLP, independent accountants.

               23.2 Consent of Wolf, Block, Schorr and Solis-Cohen (contained in Exhibit 5).

               24 Power of Attomey (included on signature page in Part II of the Registration Statement).

Item 9.          Undertakings.
                 -------------

                 The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)    To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii)   To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission with or furnished to the Commission by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY



                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, New Jersey, on this 18th day of June, 1997.



                                       SYBRON CHEMICALS INC.



                                       By: /s/ Lawrence R. Hoffman
                                           -----------------------
                                           Lawrence R. Hoffman, Secretary

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence R. Hoffman and Richard
M. Klein, and either of them, the undersigned's true and lawful attomey-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attomey-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfullv do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                     Title                           Date
       ---------                     -----                           ----


/s/ Richard M. Klein     Chairman of the Board of Directors,        June 18,1997
--------------------
 Richard M. Klein        President and Chief Executive Officer
                         (Principal Executive Officer)



/s/ Lawrence R. Hoffman  Acting Chief Financial Officer and         June 18,1997
-----------------------
Lawrence R. Hoffman      Acting Chief Accounting Officer



/s/ John H. Schroeder    Executive Vice President-                  June 18,1997
---------------------
John H. Schroeder        Environmental Products and
                         Services and Director



/s/ Paul C. Schorr, IV   Director                                   June 18,1997
----------------------
Paul C. Schorr, IV

      Signature                     Title                            Date
      ---------                     -----                            ----



/s/ Heinn F. Tomfohrde, III     Director                           June 18, 1997
---------------------------
Heinn F. Tomfohrde, III



/s/ David I. Barton             Director                           June 18, 1997
-------------------
David I. Barton

                             1992 STOCK OPTION PLAN
                              SYBRON CHEMICALS INC.

                       REGISTRATION STATEMENT ON FORM S-8



                                  EXHIBIT INDEX



Exhibit No.           Document
-----------           --------

    4 Sybron Chemicals Inc. 1992 Stock Option Plan (Amended and Restated Effective as of April 19, 1996).

    5                 Opinion of Wolf, Block, Schorr and Solis-Cohen.

    23.1 Consent of Price Waterhouse LLP, independent accountants.

    23.2              Consent of Wolf, Block, Schorr and Solis-Cohen
                      (contained in Exhibit 5).

    24 Power of Attorney (included on signature page in Part 11 of the Registration Statement).